UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2022

FREQUENCY THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39062	47-2324450
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Hayden Avenue, Suite 300

Lexington, MA 02421

(Address of principal executive offices) (Zip Code)

(781) 315-4600

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	FREQ	The Nasdaq Stock Market LLC (The Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05.	Costs associated with Exit or Disposal Activities

On April 8, 2022, Frequency Therapeutics, Inc. (the “Company”) announced a reduction in force (the “Reduction”) of approximately 30% of its workforce. The purpose of the Reduction, which was approved by the Board of Directors (the “Board”) of the Company on April 5, 2022, is to better align the Company’s workforce with the needs of its business and focus more of its capital resources on its clinical program for its lead candidate for hearing restoration (FX-322); a second pre-clinical program for hearing restoration (FX-345); and a pre-clinical program for remyelination in Multiple Sclerosis. These changes will preserve capital, ensuring that the Company is appropriately resourced to advance its pipeline of potential first-in-class treatments through key development milestones. These milestones are the completion of the Phase 2b study of FX-322, a Phase 1b study of FX-345, and a Phase 1 study in the Multiple Sclerosis program.

A majority of the Reduction has already taken place, and the remainder will be completed by July 31, 2022, though all impacted employees have been notified. The total costs related to the Reduction are estimated to be approximately $1.2 million in future cash outlays primarily related to severance costs and related expenses.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 5, 2022, the Board appointed Richard M. Mitrano, the Company’s Vice President of Finance and Operations, as the Company’s principal financial officer and principal accounting officer, succeeding Peter P. Pfreundschuh, the Company’s former Chief Financial Officer.

Richard M. Mitrano, 51, has served as the Company’s Vice President of Finance and Operations since July 2016. From 2012 to 2015, Mr. Mitrano served as the Director of Finance and Operations of Semprus, where he oversaw all accounting and finance operations and provided strategic direction and oversight. Prior to Semprus, Mr. Mitrano was a contract Accounting Manager for Predictive Biosciences, Inc. (“Predictive”), a diagnostics company, from 2010 to 2012. Prior to Predictive, from 2008 to 2010, Mr. Mitrano served as Corporate Controller of Pioneer Behavioral Health, a company providing behavioral health services. Mr. Mitrano holds a B.A. in Accounting from Bentley University.

Item 7.01.	Regulation FD Disclosure.

On April 8, 2022, the Company posted an updated corporate slide presentation in the “Investors & Media” portion of its website at www.frequencytx.com. A copy of the slide presentation is attached as Exhibit 99.1 to this Current Report on Form 8-K (the “Current Report”).

The information in Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing. The Company undertakes no obligation to update, supplement or amend the materials attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following Exhibit 99.1 relates to Item 7.01, and shall be deemed to be furnished, and not filed:

Exhibit No.	Description

99.1	Frequency Therapeutics, Inc. Corporate Slide Presentation as of April 8, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREQUENCY THERAPEUTICS, INC.

Date: April 8, 2022	By:	/s/ David L. Lucchino
	Name:	David L. Lucchino
	Title:	President and Chief Executive Officer